EXHIBIT 21.1


                         SUBSIDIARIES OF CRYOLIFE, INC.




Subsidiary                                   Jurisdiction
-----------                                  -------------

Ideas for Medicine, Inc.                     Florida
CryoLife Technology, Inc.                    Nevada
CryoLife Foreign Sales, Inc.                 Barbados
CryoLife Europa, LTD.                        United Kingdom